Bennett L. Oppenheim, Ph.D.
1580 Lemoine Avenue-Suite 8                            Phone: 201-592-0634
Fort Lee, NJ 07024                                     Fax:   201-592-0652
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              FEE SCHEDULE FOR WESTWOOD ANESTHESIOLOGY ASSOCIATES*
                                   $7,500.00

1 patient per day:  Oppenheim's group: $1,450     WAA/PVH: $ 5,350 ( 6,000)
2 patients per day: Oppenheim's group: $4,600     WAA/PVH: $ 9,000 (10,000)
3 patients per day: Oppenheim's group: $7,200     WAA/PVH: $13,200 (15,000)


          Consultation fee for O.G.

          1 -- 1,500
          2 -- 5,000
          3 -- 7,500

*Includes

-- hospitalization for ultra rapid opiate detoxification
-- all detoxification related medications
-- complete pre-detox H&P and labwork

Agreed to by Bennett L. Oppenheim, Ph.D. (the Group) and Richard Lipsky, MD (WAA/PVH).

Bennett L. Oppenheim /s/ BENNETT L. OPPENHEIM          Date   5/28/99
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Richard Lipsky       /s/ RICHARD LIPSKY                Date   5/28/99
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AMENDED EFFECTIVE 8/99

1 patient per day:       UltraMed: $1,500              PVH/LIPSKY: $ 5,500
2 patients per day:      UltraMed: $4,400              PVH/LIPSKY: $ 9,600
3 patients per day:      UltraMed: $6,900              PVH/LIPSKY: $14,100